CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN NATIONAL CAN HOLDINGS, INC.



                                    ARTICLE I

                                      Name

                  The name of the corporation is American National Can Holdings, Inc. (the "Corporation").


                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                   ARTICLE III

                                Corporate Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").


                                   ARTICLE IV

                            Authorized Capital Stock

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,025,000,000 shares, consisting of
(i) 1,000,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) 25,000,000 shares of Preferred


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                                        2

Stock, $0.01 par value per share ("Preferred Stock"). Except as may otherwise be provided in any resolution adopted by the Board of Directors establishing the terms of any series of Preferred Stock pursuant to the authority granted below in this Article IV, the authorized number of shares of the Common Stock and the Preferred Stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares entitled to vote thereon, without the necessity for a separate class vote of the holders of the Common Stock or the Preferred Stock, as applicable.

                  A. Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                  (1) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, (a) the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation, and (b) at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each one (1) share of the Common Stock standing in such holder's name on the Corporation's stock transfer records.

                  (2) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (3) Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors in proportion to the number of shares held by them, respectively, without regard to class.

                  B. Preferred Stock. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock from time to time in one or more series, and to establish by resolution the designations, powers, preferences, rights, qualifications, limitations and restrictions applicable to the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:



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                                        3

                  (1) Number of Shares. The number of shares constituting that series and the distinctive designation of that series.

                  (2) Voting. Whether the shares of that series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights.

                  (3) Dividends. The dividends payable on shares of that series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series.

                  (4) Conversion Privileges. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

                  (5) Redemption. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

                  (6) Sinking Fund. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund.

                  (7) Liquidation. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

                  (8) Other. Any other rights, preferences and limitations of that series.


                                    ARTICLE V

                                    Directors

                  (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                  (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as



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                                        4

a director, notwithstanding any provision of law imposing such liability. Any amendment to or repeal of this provision shall not adversely affect any right or protection of any director of the Corporation for or with respect to any acts or omissions of such director that occurred prior to such amendment.

                  (3) The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than another class. Allocations of directors among each of the three classes shall be made in accordance with the Bylaws of the Corporation.

                  (4) Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2002; provided further, that any director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.


                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

                  (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with



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                                        5

respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this
Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (4) Any indemnification under Sections (1) and (2) of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

                  (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by


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                                        6

former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

                  (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                  (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.




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                                        7

                                   ARTICLE VII

                                     By-Laws

                  The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.


                                  ARTICLE VIII

                                 Reorganization

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE IX

                                    Amendment

                  The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.




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                                        8

                                    ARTICLE X

                                  Incorporator

                  The name and mailing address of the sole incorporator is as follows:

                  Name                      Mailing Address
                  ----                      ---------------

         William A. Francois                American National Can Company
                                            8770 West Bryn Mawr Avenue
                                            Chicago, Illinois 60631-3504


                                   ARTICLE XI

                       Meetings and Action of Stockholders

                  (1) Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                  (2) Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors. Business conducted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                                    * * * * *



                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of April, 1999.



                                                  /S/ William A. Francois
                                                  ---------------------------
                                                  William A. Francois

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                                    * * * * *

                  AMERICAN NATIONAL CAN HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of American National Can Holdings, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                                    ARTICLE I

                                      Name

               The name of the corporation is American National Can Group, Inc. (the "Corporation").


         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this certificate of amendment has been signed by a duly authorized officer of American National Can Holdings, Inc. on this 19th day of April, 1999.


                                        AMERICAN NATIONAL CAN HOLDINGS, INC.


                                        By:  /s/ William A. Francois
                                           ---------------------------------
                                        Name: William A. Francois
                                        Title: Vice President and Secretary